Exhibit 99.1

Soluna Reports Q2’26 Results; Revenue Grows 145% Year-Over-Year

Completes Vertical Integration at Project Dorothy 1; Pipeline expands to 6.3 GW; Over 583 MW of AI projects added to development pipeline. Signs Kati 2 AI Joint Venture with Metrobloks

ALBANY, NY, August 13, 2026 - Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced its financial results for the second quarter ended June 30, 2026.

“This is Soluna’s fifth consecutive quarter of sequential revenue growth, and a 145% year-over-year increase that reflects the operating leverage we are building across the portfolio,” said John Belizaire, CEO of Soluna Holdings. “Kati 1 delivered its first positive gross profit, and Dorothy 1A had its strongest quarter to date. That operating base is the foundation for the much larger AI build-out now taking shape across our pipeline. And with Ryan Carver joining as Chief Development Officer, we’ve added hyperscale AI delivery experience to lead that build.”

“This quarter, we expanded our development pipeline to approximately 6.3 gigawatts, with major capacity growth across our AI sites,” Belizaire continued. “The Dorothy 3 campus grew to 300 megawatts, and our joint venture with Metrobloks gives Kati 2 a defined path from an initial 100 megawatts of critical IT capacity toward 350 megawatts. We also dedicated three additional development sites to AI capacity, with Projects Hedy, Ellen, and Fei advancing through power term sheets to a combined 583 megawatts of behind-the-meter power aimed at AI and HPC workloads. With Briscoe and full ownership of Dorothy 1 in hand, we control the generation-to-compute chain at our flagship campus, and we are moving quickly to convert existing sites to AI and advance Dorothy 3.”

Recent Operational and Corporate Highlights:

●	Completed Vertical Integration at Project Dorothy - Consolidated ownership of Project Dorothy 1:

◌	Acquired 150 MW Briscoe Wind Farm on April 1 for a $53.0 million base price.

◌	Acquired Spring Lane Capital’s 85.4% Class B interest in Dorothy 1A on April 15 for $16.5 million.

◌	Acquired Navitas’ 49% interest in Dorothy 1B on May 19 for approximately $8.8 million.

◌	Soluna now owns both the generation and the compute across all 50 MW of Project Dorothy 1.

●	Signed Kati 2 AI Joint Venture with Metrobloks - On June 3, 2026, Soluna entered into a joint venture agreement with Metrobloks to develop Project Kati 2. Phase I is a 100 MW critical IT data center development, with Phase II adding a further 250 MW. Soluna holds all Class A interests and serves as manager of the joint venture.

●	Project Kati 1 Reached 48 MW, and Delivered First Gross Profit - Kati 1 completed 48 MW of construction on April 1, filled by Galaxy Digital. Site revenue grew 938% sequentially to $2.3 million[1] and the site delivered its first positive gross profit of $82 thousand.

●	Project Dorothy 1A Delivered Its Strongest Quarter — Dorothy 1A revenue grew 31% sequentially to $2.9 million on the Blockware and Canaan fleet ramps, producing $795 thousand of gross profit at a 28% gross margin - the highest of any site in the portfolio.

●	Development Pipeline of ~6.3 GW — As of August 1, 2026, Soluna operated approximately 192 MW across three fully energized sites, with an additional 14 MW under construction at Project Kati 1. Beyond operating and construction-stage capacity, the Company’s development pipeline includes approximately 1.6 GW in planning and development, with PPA negotiations, ERCOT planning, AI feasibility, and land acquisition underway, and approximately 4.5 GW in assessment with power partners.

●	Major Expansions of Development Project Capacity and Transition to AI — During the quarter, Soluna’s development pipeline expanded across several sites. New term sheets increased, and Soluna redesignated power for AI workloads at Project Rosa (187 MW to 242 MW), Project Hedy (120 MW to 198 MW), Project Ellen (100 MW to 145 MW), and Project Fei (120 MW to 240 MW). In addition, Soluna allocated Project Grace, its 2 MW AI/HPC technical validation effort with the Siemens PTI team, to Dorothy 3 capacity.

●	Added to the Russell 3000 and Russell 2000 Value indices - in the latest reconstitution, with new sell-side research coverage initiated on the company in recent weeks.

●	Appointed Ryan Carver as Chief Development Officer - On July 16, 2026, Soluna appointed Ryan Carver as Chief Development Officer.

1Includes $1.5 million attributed to reclassification of revenue from net to gross of electricity chargebacks.

Second Quarter Financial Highlights:

●	Effective Q2, pass-through electricity costs are presented on a gross basis in revenue and cost of revenue. This presentation change adds $4.4M to each, with no effect on gross profit, operating loss, or net loss.

●	Revenue grew for a fifth consecutive quarter to $15.1 million, up 60% sequentially compared to Q1 and 145% year over year (73% excluding the presentation change), driven by Dorothy 2’s contributions, the Kati 1A ramp, and Briscoe’s first quarter under ownership, partially offset by hashprice compression.

●	Gross profit was $766 thousand in Q2, compared to $1.9M in Q1, primarily impacted by $1.5M of Briscoe maintenance costs, Kati 1 ramp costs, and depreciation coming online ahead of full revenue contribution.

●	Net loss was ($22.6M), compared with ($17.9M) in Q1, driven primarily by a $4.2M loss on debt extinguishment and the new Briscoe overhead and depreciation base, partially offset by lower SG&A.

●	Adjusted EBITDA Loss of ($1.6M) improved 25% compared with ($2.1M) in Q1, driven by lower legal and consulting fees following the close of the Briscoe acquisition and lower compensation, alongside continued gross-profit contribution from Dorothy 2.

Reconciliations of EBITDA and Adjusted EBITDA to net loss, the most comparable GAAP financial metric, are in the Appendix.

●	Ended the quarter with $113.4M of unrestricted cash and $33.1M of total debt. Subsequent to quarter-end, the Company raised approximately $23.6 million under its at-the-market (ATM) program, with approximately 244,590,575 shares outstanding as of the filing date of the Company’s Quarterly Report on Form 10-Q.

Business Update Call and Webcast:

Management will host a webcast today, August 13, 2026, at 5:00 p.m. ET to review results and provide a business update. The live webcast and accompanying presentation will be available in the Investor Relations section of solunacomputing.com, where a replay will also be available following the call

The unaudited financial statements and Quarterly Report on Form 10-Q for the three months ended June 30, 2026, filed with the U.S. Securities and Exchange Commission (“SEC”) on August 13, 2026, are available online.

Our current Investor Presentation is available here.

Soluna’s glossary of terms is available here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Other examples of forward-looking statements may include, but are not limited to, (i) statements of the Company’s plans and objectives, including with respect to our development pipeline, the joint venture with Metrobloks at Project Kati 2, the development at Project Dorothy, (ii) statements of future economic performance, (iii) statements regarding financial projections of the Company, and (iv) statements of assumptions underlying other statements about the Company or its business. Soluna may also make written or oral forward-looking statements in its periodic reports to the SEC, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

Non-GAAP Measures

In addition to figures prepared in accordance with generally accepted accounting principles (“GAAP”), Soluna from time to time may present alternative non-GAAP performance measures, e.g., EBITDA, adjusted EBITDA, adjusted net profit/loss, adjusted earnings per share, free cash flow, both on a company basis and on a project-level basis, among others. EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for stock-based compensation costs, loss on sale of fixed assets and deposits on equipment; ROFR amortization gain; accretion of asset retirement obligation; gain on transformer settlement; SEPA commitment fee; fair value adjustment (loss) gain; impairment on fixed assets and intangibles; and loss (gain) on debt extinguishment and revaluation. Project-level measures may not take into account a full allocation of corporate expenses. These measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Alternative performance measures are not subject to GAAP or any other generally accepted accounting principles. Other companies may define these terms in different ways. See our quarterly report on Form 10-Q for the quarter ended June 30, 2026, for an explanation of how management uses these measures in evaluating its operations. Investors should review the non-GAAP reconciliations provided above and not rely on any single financial measure to evaluate the Company’s business.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Investor Relations

Soluna Holdings, Inc.

ir@soluna.io

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of June 30, 2026 (Unaudited) and December 31, 2025

(Dollars in thousands, except per share)	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash	$113,364	$76,423
Restricted cash	10,005	4,500
Accounts receivable, net (allowance for expected credit losses of $0 at June 30, 2026 and $244 at December 31, 2025)	6,737	5,522
Prepaid expenses and other current assets	4,513	2,664
Loan commitment assets	—	3,018
Total Current Assets	134,619	92,127
Restricted cash, noncurrent	7,920	7,920
Other assets	973	978
Deposits and credits on equipment	208	1,377
Property, plant and equipment, net	137,801	74,783
Intangible assets, net	6,068	8,261
Operating lease right-of-use assets	4,152	252
Financing lease right-of-use assets	1,773	2,246
Total Assets	$293,514	$187,944

Liabilities and Equity
Current Liabilities:
Accounts payable	$3,785	$4,859
Accrued liabilities	7,549	13,182
Accrued interest payable	59	303
Contract termination liability	19,348	19,348
Current portion of debt	30,103	8,858
Income tax payable	147	123
Deferred revenue	558	518
Customer deposits- current	3,020	1,913
Operating lease liability	108	65
Financing lease liability	23	20
Other current liabilities	742	—
Total Current Liabilities	65,442	49,189

Other liabilities	414	743
Customer deposits- long-term	1,503	2533
Long-term debt	3,016	17899
Asset retirement obligation	3,664	—
Operating lease liability	4,276	187
Financing lease liability	1,769	2,236
Deferred tax liability, net	1,732	2,911
Total Liabilities	81,816	75,698

Commitments and Contingencies (Note 12)

Mezzanine Equity:
Placement agent warrants	1,313	1,313

Equity:
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, $25.00 liquidation preference; authorized 6,040,000; 4,920,045 and 4,928,545 shares issued and outstanding as of June 30, 2026 and December 31, 2025	5	5
Series B Preferred Stock, par value $0.0001 per share, authorized 187,500; 0 shares issued and outstanding as of June 30, 2026 and 62,500 shares issued and outstanding at December 31, 2025	—	—
Common stock, par value $0.001 per share, authorized 375,000,000; 225,986,784 shares issued and 225,821,479 shares outstanding as of June 30, 2026 and 102,617,684 shares issued and 102,531,089 shares outstanding as of December 31, 2025	226	103
Additional paid-in capital	575,594	435,030
Accumulated deficit	(405,890)	(367,715)
Common stock in treasury, at cost, 165,305 shares at June 30, 2026 and 86,595 shares December 31, 2025	(14,004)	(13,873)
Total Soluna Holdings, Inc. Stockholders’ Equity (Deficit)	155,931	53,550
Non-Controlling Interest	54,454	57383
Total Equity	210,385	110,933
Total Liabilities, Mezzanine Equity, and Equity	$293,514	$187,944

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

For the Three and Six Months Ended June 30, 2026 and 2025

(Dollars in thousands, except per share)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Cryptocurrency mining revenue	$1,720	$2,861	$3,889	$5,860
Data hosting revenue	12,653	3,136	19,341	5,538
Wind energy generation revenue	366	—	366	—
Demand response service revenue	321	161	858	668
High-performance computing service revenue	—	—	—	28
Total revenue	15,060	6,158	24,454	12,094
Operating costs:
Cost of cryptocurrency mining revenue, exclusive of depreciation	958	1,767	2,616	3,721
Cost of data hosting revenue, exclusive of depreciation	7,672	1,617	11,291	2,945
Cost of wind energy generation revenue, exclusive of depreciation	2,253	—	2,253	—
Cost of high-performance computing services	—	—	—	7
Cost of cryptocurrency mining revenue- depreciation	992	1,074	2,047	2,147
Cost of data hosting revenue- depreciation	1,366	512	2,513	913
Cost of wind energy generation revenue- depreciation and accretion expense	1,053	—	1,053	—
Total costs of revenue	14,294	4,970	21,773	9,733
Operating expenses:
General and administrative expenses, exclusive of depreciation and amortization	15,239	5,397	31,379	11,344
Depreciation and amortization associated with general and administrative expenses	2,400	2,403	4,801	4,807
Total general and administrative expenses	17,639	7,800	36,180	16,151
Impairment on intangibles	70	—	70	—
Impairment on fixed assets	—	12	—	12
Operating loss	(16,943)	(6,624)	(33,569)	(13,802)
Interest expense	(3,167)	(1,196)	(4,648)	(2,034)
(Loss) gain on debt extinguishment and revaluation, net	(4,197)	—	(4,197)	551
Loss on sale of fixed assets and deposits on equipment	(585)	(22)	(553)	(22)
Fair value adjustment gain (loss)	246	—	246	(118)
Other financing expense	(5)	(255)	(569)	(456)
Other income (expense), net	1,480	(291)	1593	(286)
Loss before income taxes	(23,171)	(8,388)	(41,697)	(16,167)
Income tax benefit, net	547	608	1,171	1,033
Net loss	(22,624)	(7,780)	(40,526)	(15,134)
(Less) Net loss (income) attributable to non-controlling interest	1,915	398	2,351	196
Net loss attributable to Soluna Holdings, Inc.	$(20,709)	$(7,382)	$(38,175)	$(14,938)

Basic and Diluted loss per common share:
Basic & Diluted loss per share	$(0.18)	$(0.93)	$(0.41)	$(2.10)

Weighted average shares outstanding (Basic and Diluted)	130,975,761	11,146,141	107,668,028	9,939,450

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2026 and 2025

	Six Months Ended June 30,
(Dollars in thousands)	2026	2025
Operating Activities
Net loss	$(40,526)	$(15,134)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	5,494	3,121
Amortization expense	4,841	4,746
Stock-based compensation	19,702	3,789
Deferred income taxes	(1,179)	(1,051)
Right of first refusal amortization gain	(135)	—
Impairment on fixed assets and intangibles	70	12
Amortization of operating and finance lease asset	155	30
Loss (gain) on debt extinguishment and revaluation, net	4,197	(551)
Amortization of deferred financing costs and discount on notes	2,209	338
Fair value adjustments, including SEPA	(246)	118
SEPA commitment cost	250	—
Accretion of asset retirement obligation	79	—
Loss on sale of fixed assets and deposit on equipment, net	553	22
Changes in operating assets and liabilities:
Accounts receivable	277	44
Prepaid expenses and other current assets	(1,847)	(455)
Other long-term assets	—	1,607
Accounts payable	(2,528)	1,102
Contract termination liability	—	(667)
Deferred revenue	(249)	—
Operating lease liabilities	123	(30)
Other liabilities and customer deposits	914	644
Accrued liabilities and interest payable	(3,709)	1,042
Net cash used in operating activities	(11,555)	(1,273)
Investing Activities
Purchases of property, plant, and equipment	(9,483)	(7,790)
Purchases of intangible assets	(68)	(83)
Proceeds from sale of property, plant, and equipment	32	—
Briscoe acquisition purchase, net of cash acquired	(51,415)	—
Deposits on equipment	(4,130)	(476)
Net cash used in investing activities	(65,064)	(8,349)
Financing Activities
Proceeds from common stock warrant exercises	2,553	—
Proceeds from sale of common stock on SEPA	18,928	2,005
Proceeds from notes	24,500	5,269
Proceeds from sale of common stock on ATM	113,465	2,046
Payments on notes and deferred financing costs	(18,026)	(3,275)
Payments on Series B dividends	(2,058)	—
Costs on treasury stock	(131)	—
Payments on financing lease liabilities	(113)	—
Purchase of membership interest of Dorothy 1A and Dorothy 1B	(25,266)	—
Contributions from non-controlling interest	10,918	11,852
Distributions to non-controlling interest	(5,705)	(3,575)
Net cash provided by financing activities	119,065	14,322

(Decrease) increase in cash & restricted cash	42,446	4,700
Cash & restricted cash – beginning of period	88,843	10,453
Cash & restricted cash – end of period	$131,289	$15,153

Supplemental Disclosure of Cash Flow Information
Interest paid on debt	2,248	685
Fair value consideration for Green Cloud issuance of shares	—	810
Construction in progress included in accounts payable and accrued liabilities	2,743	—
Warrant consideration in relation to Generate and Yorkville Warrants	3,249	—
Noncash membership distribution accrual	—	323
Warrant adjustment	682	—
Noncash activity right-of-use assets adjustment	430	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Reconciliations of EBITDA and Adjusted EBITDA to net loss, the most comparable GAAP financial metric, for each three-month period from January 1, 2026 through June 30, 2026 are presented in the table below:

(Dollars in thousands)	Three months ended March 31, 2026	Three months ended June 30, 2026

Net loss	$(17,902)	$(22,624)
Interest expense	1,481	3,167
Income tax benefit	(624)	(547)
Depreciation and amortization	4,603	5,732
EBITDA	(12,442)	(14,272)

Adjustments: Non-cash or Non-recurring items

Stock-based compensation costs	10,222	9,480
(Gain) loss on sale of fixed assets and deposits on equipment	(32)	585
Right of first refusal amortization gain	(90)	(45)
Accretion of asset retirement obligation	—	79
Gain on transformer settlement	—	(1,409)
SEPA commitment fee	250	—
Fair value adjustment, net	—	(246)
Impairment on fixed assets and intangibles	—	70
Gain on debt extinguishment and revaluation, net	—	4,197
Adjusted EBITDA	$(2,092)	$(1,561)